EXHIBIT 10.1
PIER 1
UMBRELLA TRUST

i

INDEX OF TERMS

TERM	SECTION	PAGE

Act	1.04-3(a)	7

Board	1.03-2	5

Change in Control
	1.04-3	7
Company
	Heading	2
Contracts
	2.02-1	12
Default
	1.04-5	7
ERISA
	Preamble	4
Excess Assets
	2.04-2	18
Insurer
	2.02-1	12
Investment Manager
	2.02-4	14
Participants
	Preamble	2
Payment Schedule
	2.01-5	10
Pier 1
	Heading	1
Pier 1 (U.S.)
	Heading	1
Plans
	Preamble	2
Potential Change in Control
	2.01-7	11
Segregated Fund
	2.02-4	14

TERM	SECTION	PAGE

SERP
	Preamble	2
Solvency
	5.05-2	29
Special Circumstance
	1.04-2	6
Subtrust
	2.03-1	17
Tax Funding
	1.03-3	6
Trust Agreement
	Heading	1
Trustee
	Heading	1
Written Consent of Participants
	1.03-4	6

PIER 1
UMBRELLA TRUST
December 21, 2005
     This Trust Agreement (herein so called) is made and entered into by and between Pier 1 Imports, Inc., a Delaware corporation (“Pier 1”); Pier 1 Imports (U.S.), Inc., a Delaware corporation (“Pier 1 (U.S.)”); and Pier 1 Services Company (“Pier 1 Services”) on the one hand, and Wachovia Bank National Association (the “Trustee”), on the other hand. This Trust Agreement is a restatement of the trust agreement dated February 12, 1992 between Pier 1 and Pier 1 (U.S.) and Security Pacific Bank Oregon, the predecessor in interest to the Trustee (the “Prior Trust Agreement”).
     The term “Company,” when used herein, means Pier 1 (U.S.), Pier 1 Services and any parent, subsidiary or affiliate of Pier 1 participating in the Plan. For purposes of this trust, Pier 1 (U.S.), Pier 1 Services and each participating parent, subsidiary or affiliate shall be considered separate Companies and each separate corporation shall be treated as the Company only with respect to its own employees and its own contributions to the trust.
     The Company hereby establishes with the Trustee a trust to hold all monies and other property, together with the income thereon, as shall be paid or transferred to it hereunder in accordance with the terms and conditions of this Trust Agreement. The Trustee hereby accepts the trust established under this Trust Agreement and agrees to hold, IN TRUST, all monies and other property transferred to it hereunder for the uses and purposes and upon the terms and conditions set forth herein, and the Trustee further agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement. If there is more than one trust with separate Trustees, each Trustee shall have liability only for the trust for which it is Trustee, and the Trustees shall not be deemed to be co-Trustees.

PREAMBLE
     The Company has adopted the following plans (each a “Plan” and collectively the “Plans”), which shall be subject to this trust:
•	Pier 1 Imports, Inc. Supplemental Executive Retirement Plan (the “SERP”)

•	Pier 1 Imports, Inc. Supplemental Retirement Plan (the “SRP”)

•	Pier 1 Benefit Restoration Plan I (the “BRP I”)

•	Pier 1 Benefit Restoration Plan II (the “BRP II”)
     References in this Trust Agreement to the “Committee” which relate to a particular Plan shall refer to the administrative person or body which administers that Plan and, if the reference does not relate to a particular Plan, shall refer to all of such Committees. If, however, the Company appoints a separate administrative person or body to administer this Trust Agreement, references in this Trust Agreement to the Committee shall refer to such administrative person or body which is appointed to administer this Trust Agreement, unless the context clearly indicates otherwise.
     The participants who are covered by this Trust Agreement (“Participants”) shall be all persons who are participants in one or more of the Plans prior to a Special Circumstance, unless the Company specifically designates only specified individuals or groups as Participants covered by this Trust Agreement. After a person becomes a Participant covered by this Trust Agreement, such person will continue to be a Participant at all times thereafter (including after retirement or other termination of service) until all benefits payable to such Participant under all Plans in which he is a participant have been paid, the Participant ceases to be entitled to benefits from any of the Plans, or the Participant’s death, whichever occurs first. The term “Participants” shall not include any beneficiaries of Participants.
     At any time prior to a Special Circumstance, the Company may, by written notice to and consent of the Trustee, cause additional plans to become Plans subject to this Trust Agreement or cause additional participants in one or more of the Plans to become Participants covered by this Trust Agreement. Upon and after a Special Circumstance, the Company may not add any additional plans or participants to this Trust Agreement.
     The Company shall provide the Trustee with certified copies of the following items: (i) the documents for all Plans; (ii) all amendments to all Plans promptly upon their adoption; and (iii) lists and specimen signatures of the members of the Committee(s) which administer the Plans and this Trust Agreement and any other Company representatives authorized to take action in regard to the administration of the Plans and this trust, including any changes in the members of such Committee(s) and of such other representatives promptly following any such change. The Company shall also provide the Trustee at least annually with a list of all Participants in each of the Plans who are covered by this Trust Agreement.
     The purpose of this trust is to give Participants greater security by placing assets in trust for use only to pay benefits under the Plans to Participants or, if the Company becomes insolvent, to pay creditors. The Company shall continue to be liable to Participants to make all payments required under the terms of the Plans to the extent such payments are not made from this trust. Distributions made from this trust to Participants or their beneficiaries shall, to the extent of such distributions, satisfy the Company’s obligations to pay benefits to Participants and their beneficiaries under the Plans. The Trustee shall have no responsibility for the tax effects of the establishment, maintenance or operation of this trust or for filing any tax returns or reports (other than Form 1041 and Schedule K-l for the trust).
     The Trust is intended to be a grantor trust, of which the Company is the grantor (within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, (the “Code”)) and shall be construed accordingly. The Company hereby agrees to report all items of income, deductions and credits of the trust on its own income tax returns; and the Company shall have no right to any distributions from the trust or any claim against the trust for funds necessary to pay any income taxes which the Company is required to pay on account of reporting the income of the trust on its income tax returns. No contribution to or income of the trust is intended to be taxable to Participants until benefits are distributed to them.

     The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Participants of the Plans and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of participants of the Plans and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 5.01 herein.
     The Plans are intended to be “unfunded” and maintained “primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and as such are intended not to be covered by Parts 2 through 4 of Subtitle B of Title I of ERISA (relating to participation and vesting, funding and fiduciary responsibility). The existence of this trust is not intended to alter this characterization of the Plans.
ARTICLE I
Effective Date; Duration
     1.01 Effective Date and Trust Year
          This restatement of the Prior Trust Agreement shall become effective as of the date set forth on page 1 above. For tax purposes the trust year shall coincide with the Company’s tax year. For financial reporting purposes the trust year shall coincide with the Company’s fiscal year. The Company shall report any change in its fiscal year to the Trustee.
     1.02 Duration
          This trust shall continue in effect until all assets of the trust fund are exhausted through distribution of benefits to Participants, payment to creditors in the event of insolvency, payment of fees and expenses of the Trustee, and return of remaining funds to the Company pursuant to 1.03-1. Notwithstanding the foregoing, this trust shall terminate on the day before twenty-one years after the death of the last survivor of all present or future Participants who are now living and those persons now living who are designated as beneficiaries of any such Participants in accordance with the terms of any of the Plans.
     1.03 Irrevocability
          1.03-1 Except as otherwise provided in this 1.03, the trust shall be irrevocable until all benefits payable under the Plans to Participants who are covered by this Trust Agreement are paid. The Trustee shall then return to the Company any assets remaining in the trust.
          1.03-2 If the existence of this trust or any Subtrust (as such term is hereinafter defined) is held to be ERISA Funding or Tax Funding by a federal court and appeals from that holding are no longer timely or have been exhausted, this trust or such Subtrust shall terminate. The board of directors of Pier 1 (the “Board”) may also terminate this trust or any Subtrust if it determines, based on an opinion of legal counsel which is satisfactory to the Trustee, that either (i) judicial authority or the opinion of the U.S. Department of Labor, Treasury Department or Internal Revenue Service (as expressed in proposed or final regulations, advisory opinions or rulings, or similar administrative announcements) creates a significant risk that the trust or any Subtrust will be held to be ERISA Funding or Tax Funding or (ii) ERISA, the Code or any other applicable law or regulation requires the trust or any Subtrust to be amended in a way that creates a significant risk that the trust or such Subtrust will be held to be ERISA Funding or Tax Funding, and failure to so amend the trust or such Subtrust could subject the Company to material penalties. Upon any such termination provided for in this Section 1.03-2, the assets of each terminated Subtrust remaining after payment of the Trustee’s fees and expenses shall be distributed as follows:
     (a) Such assets shall be transferred directly by the Trustee to a new trust established by the Company which is not deemed to be ERISA Funding or Tax Funding, but which is similar in all other respects to this trust, if the Company determines that it is possible to establish such a trust.
     (b) If the Company determines that it is not possible to establish the trust in (a) above, then the assets shall be distributed to the Company.

          Notwithstanding the foregoing, the Trustee shall distribute benefits under the Plans to a Participant to the extent that a federal court has held that the interest of the Participant in this trust causes such benefits to be includible for federal income tax purposes in the gross income of the Participant prior to actual payment of such benefits to the Participant and appeals from that holding are no longer timely or have been exhausted. The provisions of this paragraph shall also apply to any beneficiary of a Participant.
          1.03-3 This trust is “Tax Funding” if it causes the interest of a Participant in this trust to be includible for federal income tax purposes in the gross income of the Participant prior to actual payment of benefits under the Plans to the Participant.
          This trust is “ERISA Funding” if it prevents any of the Plans from meeting the “unfunded” criterion of the exceptions to application of the provisions of Parts 2 through 4 of Subtitle B of Title I of ERISA for plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.
          1.03-4 “Written Consent of Participants” means, for the purposes of this Trust Agreement, consent in writing, obtained by the Committee, of Participants who (i) are a majority in number and (ii) have more than fifty percent (50%) in value of the accrued and vested benefits, of the Participants in each Subtrust under this Trust Agreement on the date of such consent.
     1.04 Special Circumstance
          1.04-1 Upon the occurrence of a Special Circumstance described in 1.04-2, the trust assets shall be held for Participants who had accrued benefits under the Plans before the Special Circumstance occurred, including benefits accrued for such Participants after the Special Circumstance. However, the occurrence of a Special Circumstance shall not alter in any manner the timing or form of benefit payments under the Plans.
          1.04-2 A “Special Circumstance” shall mean a Change in Control (as defined in 1.04-3) or a Default (as defined in 1.04-5).

          1.04-3 A “Change in Control” shall be deemed to occur if:
     (a) any “person” (as defined in Section 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the “Act”)) becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Act) of securities of Pier 1, or of a corporation directly or indirectly holding securities of the Company, in either case representing 35% or more of the voting power of the outstanding securities of Pier 1 having the right under ordinary circumstances to vote at an election of the Board; or
     (b) there shall occur a change in the composition of a majority of the Board within a two-year period which change shall not have been affirmatively approved by a majority of such Board as constituted immediately prior to the commencement of such period; or
     (c) at any meeting of the stockholders of Employer called for the purpose of electing directors, a majority of persons nominated by the Board for election as directors shall fail to be elected.
          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any occurrence described in (a) above, if directors who were a majority of the members of the Board prior to such occurrence determine that the occurrence shall not constitute a Change in Control within one year after the transaction and furnish written notice to the Trustee of such determination.
          1.04-4 For purposes of this Trust Agreement, a Change in Control shall also be deemed to have occurred when the Trustee makes a reasonable determination to that effect on its own initiative or upon receipt by the Trustee of written notice to that effect from the Company. The Chief Executive Officer of the Company or the Board shall furnish written notice to the Trustee when a Change in Control occurs under 1.04-3.
          1.04-5 A “Default” shall mean a failure by the Company to contribute, within 30 days of receipt of written notice from the Trustee, any of the following amounts:

     (a) The full amount of any insufficiency in assets of any Subtrust that is required to pay any premiums or loan interest payments on insurance contracts which are held in the Subtrust; or
     (b) The full amount of any insufficiency in assets of any Subtrust that is required to pay any Plan benefit that is payable upon a direction from the Committee pursuant to 3.02-3 or upon resolution of a disputed claim pursuant to 3.03-2 and that is not paid directly by the Company.
If, after the occurrence of a Default, the Company at any time cures such Default by contributing to the trust all amounts which are then required under subparagraphs (a) and (b) above, it shall then cease to be deemed that a Default has occurred or that a Special Circumstance has occurred by reason of such Default.
ARTICLE II
Trust Fund and Funding Policy
2.01 Contributions
          2.01-1 In its discretion and notwithstanding any other provision hereof, the Company may at any time contribute to the trust such amounts or assets as the Committee may reasonably decide are necessary to provide security for all benefits under all Plans which are payable to Participants covered by this trust and to provide for future administration and operation expenses of the trust, including, but not limited to, the contributions specifically permitted at 2.01-3.
          2.01-2 Whenever the Company makes a contribution to the trust, the Company shall designate which of the Plans and which Subtrust(s) to which such contribution (or designated portions thereof) shall be allocated. The Company may also make contributions to a special reserve for payment of future fees and expenses of the Trustee and future trust fees and expenses for legal and administrative proceedings. The Company shall designate a separate Subtrust to receive such contributions, which shall be distinct from the other Subtrusts established for the Plans.

          2.01-3 The Company may, upon the occurrence of a Special Circumstance (as defined in 1.04-2) or a Potential Change in Control (as defined in 2.01-7), contribute to the trust all or a portion of the sum of the following:
     (a) The present value of the remaining premiums and the interest on any policy loans on insurance contracts held in the trust.
     (b) The amount by which the present value of all benefits (vested and unvested) payable under the Plans on a pre-tax basis to Participants covered by this trust exceeds the value of all trust assets. Each Participant’s benefit under any of the Plans for purposes of calculating present value shall be the highest benefit the Participant would have accrued under the Plan within the 24 months following such event, assuming that the Participant’s service continues for 24 months at the same rate of compensation, that the Participant continues to make future deferrals under deferred compensation plans in accordance with his prior elections, and that the Participant is terminated at a time when he is entitled to receive any benefit enhancement provided by the Plan upon a Change in Control. Any benefit enhancement or right with respect to the Plans, which is provided under employment or severance agreements of Participants, shall be taken into account in making the foregoing calculation.
     (c) The present value of a reasonable estimate provided by the Trustee of its fees and expenses due over the remaining duration of the trust. Such amount may be presumed to be equal to 1% of the present value of all accrued benefits (vested and unvested) payable under the Plans on a pre-tax basis to Participants covered by this trust.
     (d) The present value of a reasonable estimate provided by the Trustee of the anticipated fees and expenses for the purpose of commencing or defending lawsuits or legal or administrative proceedings over the remaining duration of the trust. Such amount may be presumed to be equal to 2% of the present value of all accrued benefits (vested and unvested) payable under the Plans on a pre-tax basis to Participants covered by this trust.

          2.01-4 The calculations under 2.01-3 shall be based on the terms of the Plans and the actuarial assumptions and methodology set forth in Appendix A attached hereto. Before a Special Circumstance, Appendix A may be revised by the Committee from time to time. After a Special Circumstance, Appendix A may be revised only with the Written Consent of Participants.
          2.01-5 Whenever the Company makes a contribution to the trust pursuant to 2.01-3, it shall furnish the Trustee with a written statement setting forth the computation of any and all amounts contributed under subparagraphs (a), (b), (c) and (d) of 2.01-3.
          Whenever a Special Circumstance occurs or the Company makes a contribution pursuant to 2.01-3, the Company shall deliver to the Trustee, contemporaneously with or immediately prior to such event, a schedule (the “Payment Schedule”) indicating the amounts payable under each of the Plans in respect of each Participant, the form in which such amounts are to be paid (as provided for or available under the Plans) and the time of commencement for payment of such amounts. The Payment Schedule shall include any other necessary instructions with respect to benefits (including legal expenses) payable under the Plans and any conditions with respect to any Participant’s entitlement to, and the Company’s obligation to provide, such benefits, and such instructions may be revised from time to time to the extent so provided under the Plans or this Trust Agreement.
          A modified Payment Schedule shall be delivered by the Company to the Trustee at each time that (i) additional amounts are paid by the Company to the Trustee pursuant to 2.01-3, (ii) Excess Assets are returned to the Company pursuant to 2.04, and (iii) any event occurs that requires a modification of the Payment Schedule. The Company shall also furnish a Payment Schedule or modified Payment Schedule for any or all Plan(s) upon request by the Trustee at any other time. Whenever the Company is required to deliver to the Trustee a Payment Schedule or a modified Payment Schedule, the Company shall also deliver at the same time to each Participant the respective portion of the Payment Schedule or modified Payment Schedule that sets forth the amount payable to that Participant.
          2.01-6 Any contribution to the trust which is made by the Company under 2.01-3 on account of a Potential Change in Control shall be returned to the Company following one year after delivery of such contribution to the Trustee unless a Change in Control shall have occurred during such one-year period, if the Company requests such return within 60 days after such one-year period. If no such request is made within this 60-day period, the contribution shall become a permanent part of the trust fund. The one-year period shall recommence in the event of and upon the date of any subsequent Potential Change in Control.
          2.01-7 “Potential Change in Control” shall be deemed to occur if:
     (a) Any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, as defined in Section 13(d)(3) of the Act, delivers to the Company a statement containing the information required by Schedule 13-D under the Act, or any amendment to any such statement, that shows that such person has acquired, directly or indirectly, the beneficial ownership of (i) more than 10% of any class of equity security of the Company entitled to vote as single class in the election or removal from office of directors, or (ii) more than 10% of the voting power of any group of classes of equity securities of the Company entitled to vote as a single class in the election or removal from office of directors;
     (b) The Company becomes aware that preliminary or definitive copies of a proxy statement and information statement or other information have been filed with the Securities and Exchange Commission pursuant to Rule 14a-6, Rule 14c-5, or Rule 14f-l under the Act relating to a Potential Change in Control of the Company;
     (c) Any person delivers to the Company pursuant to Rule 14d-3 under the Act a Tender Offer Statement relating to Voting Securities of the Company;
     (d) Any person (other than the Company) publicly announces an intention to take actions which if consummated would constitute a Change in Control;
     (e) The Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control;

     (f) The Board approves a proposal, or the Company enters into an agreement, which if consummated would constitute a Change in Control; or
     (g) The Board adopts a resolution to the effect that, for purposes of this Trust Agreement, a Potential Change in Control has occurred.
Notwithstanding the foregoing, a Potential Change in Control shall not be deemed to occur as a result of any event described in (a) through (f) above, if directors who were a majority of the members of the Board prior to such event determine that the event shall not constitute a Potential Change in Control and furnish written notice to the Trustee of such determination.
          2.01-8 The Trustee shall accept the contributions made by the Company and hold them as a trust fund for the payment of benefits under the Plans. The Trustee shall not be responsible for determining the required amount of contributions or for collecting any contribution not voluntarily paid, nor shall the Trustee be responsible for the adequacy of the trust fund to meet and discharge all liabilities under the Plans. Contributions may be in cash or in other assets acceptable to the Trustee specified in 2.02.
     2.02 Investments and Valuation
          2.02-1 The trust fund may be invested in insurance contracts (“Contracts”). Such Contracts may be purchased by the Company and transferred to the Trustee as in-kind contributions or may be purchased by the Trustee with the proceeds of cash contributions (or may be purchased upon direction by the Committee pursuant to 2.02-2 or an Investment Manager pursuant to 2.02-4). The Trustee shall have the power to exercise all rights, privileges, options and elections granted by or permitted under any Contract or under the rules of the insurance company issuing the Contract (“Insurer”), including the right to obtain policy loans against the cash value of the Contract. Prior to a Special Circumstance, the exercise by the Trustee of any incidents of ownership under any Contract shall be subject to the direction of the Committee. The Committee may from time to time direct the Trustee in writing as to the designation of the beneficiary of a Participant under a Contract for any part of the death benefits payable to such beneficiary thereunder, and the Trustee shall promptly file such designation with the Insurer.

          Notwithstanding anything contained herein to the contrary, neither the Company nor the Trustee shall be liable for the refusal of any Insurer to issue or change any Contract or Contracts or to take any other action requested by the Trustee; nor for the form, genuineness, validity, sufficiency or effect of any Contract or Contracts held in the trust; nor for the act of any person or persons that may render any such Contract or Contracts null and void; nor for failure of any Insurer to pay the proceeds of any such Contract or Contracts as and when the same shall become due and payable; nor for any delay in payment resulting from any provision contained in any such Contract or Contracts; nor for the fact that for any reason whatsoever (other than its own negligence or willful-misconduct) any Contracts shall lapse or otherwise become uncollectible.
          2.02-2 Prior to a Special Circumstance, the Trustee shall invest the trust fund in accordance with written directions by the Committee, including directions for exercising rights, privileges, options and elections pertaining to Contracts and for borrowing from Contracts or other borrowing by the Trustee. The Trustee shall act only as an administrative agent in carrying out directed investment transactions and shall not be responsible for the investment decision. If a directed investment transaction violates any duty to diversify, to maintain liquidity or to meet any other investment standard under this trust or applicable law, the entire responsibility shall rest upon the Company. The Trustee shall be fully protected in acting upon or complying with any investment objectives, guidelines, restrictions or directions provided in accordance with this paragraph.
          After a Special Circumstance the Committee shall no longer be entitled to direct the Trustee with respect to the investment of the trust fund, unless the Written Consent of Participants is obtained for the Committee to continue to have this right pursuant to 2.02-2. If such Written Consent of Participants is not obtained, the trust fund shall be invested by the Trustee pursuant to 2.02-3 or by an Investment Manager appointed by the Company pursuant to 2.02-4.
          The Committee may not direct the Trustee to make any investments, and the Company may not make any contributions to the trust fund, which are not permissible investments under 2.02-2 and 2.02-3.

          Notwithstanding the foregoing, no investments shall be made at any time in any securities, instruments, accounts or real property of the Company or its affiliates, and the Trustee may not loan trust fund assets to the Company or its affiliates, or permit the Company or its affiliates to pledge trust fund assets as collateral for loans to the Company.
          2.02-3 If the Committee so directs in writing, or at the Trustee’s discretion following a Special Circumstance, the Trustee shall invest and reinvest the assets of the trust fund as the Trustee, in its sole discretion, may deem appropriate, in accordance with applicable law. The permissible investments shall be limited to the following:
     (a) Insurance or annuity contracts; or
     (b) Preferred or common stocks, bonds, notes, debentures, commercial paper, certificates of deposit, money market funds, obligations of governmental bodies, or other securities; or
     (c) Interest-bearing savings or deposit accounts with any federally-insured bank or savings and loan association (including the Trustee or an affiliate of the Trustee); or
     (d) Shares in, or certificates of participation issued by investment companies, investment trusts, mutual funds, or common or pooled investment funds (including any common or pooled investment fund now or hereafter maintained by the Trustee or any affiliate of the Trustee).
          2.02-4 Prior to a Special Circumstance the Company may appoint one or more investment managers (“Investment Manager”) subject to the following provisions:
     (a) The Company may appoint one or more Investment Managers to manage (including the power to acquire and dispose of) a specified portion of the assets of the trust (hereinafter referred to as that Investment Manager’s “Segregated Fund”). Any Investment Manager so appointed must be either (A) an investment adviser registered as such under the Investment Advisers Act of 1940, (B) a bank, as defined in that Act, or (C) an insurance company qualified to perform services in the management, acquisition or disposition of the assets of trusts under the laws of more than one state; and any Investment Manager so appointed must acknowledge in writing to the Company and to the Trustee that it is a fiduciary with respect to the Plans. The Trustee, until notified in writing to the contrary, shall be fully protected in relying upon any written notice of the appointment of an Investment Manager furnished to it by the Company. In the event of any vacancy in the office of Investment Manager, the Trustee shall be deemed to be the Investment Manager of that Investment Manager’s Segregated Fund until an Investment Manager thereof shall have been duly appointed; and in such event, until an Investment Manager shall have been so appointed and qualified, references herein to the Trustee’s acting in respect of that Segregated Fund pursuant to direction from the Investment Manager shall be deemed to authorize the Trustee to act in its own discretion in managing and controlling the assets of that Segregated Fund, and subparagraphs, (b) and (c) below shall have no effect with respect thereto and shall be disregarded.
     (b) Each Investment Manager appointed pursuant to subparagraph (a) above shall have exclusive authority and discretion to manage and control the assets of its Segregated Fund and may invest and reinvest the assets of the Segregated Fund in any investments in which the Trustee is authorized to invest under 2.02-3, subject to the terms and limitations of any written instruments pertaining to its appointment as Investment Manager. Copies of any such written instruments shall be furnished to the Trustee. In addition, each Investment Manager from time to time and at any time may delegate to the Trustee (or in the event of any vacancy in the office of Investment Manager, the Trustee may exercise in respect of that Investment Manager’s Segregated Fund) discretionary authority to invest and reinvest otherwise uninvested cash held in its Segregated Fund temporarily in bonds, notes or other evidences of indebtedness issued or fully guaranteed by the United States of America or any agency or instrumentality thereof, or in other obligations of a short-term nature, including prime commercial obligations or part interests therein or in units of any common trust fund maintained by the Trustee or its affiliates which are invested primarily in cash equivalents.

     (c) Unless the Trustee knowingly participates in, or knowingly undertakes to conceal, an act or omission of an Investment Manager, knowing such act or omission to be a breach of the fiduciary responsibility of the Investment Manager with respect to the Plans, the Trustee shall not be liable for any act or omission of any Investment Manager and shall not be under any obligation to invest or otherwise manage the assets of the Plans that are subject to the management of any Investment Manager. Without limiting the generality of the foregoing, the Trustee shall not be liable by reason of its taking or refraining from taking at the direction of an Investment Manager any action in respect of that Investment Manager’s Segregated Fund. The Trustee shall be under no duty to question or to make inquiries as to any direction or order or failure to give direction or order by any Investment Manager; and the Trustee shall be under no duty to make any review of investments acquired for the trust at the direction or order of any Investment Manager and shall be under no duty at any time to make any recommendation with respect to disposing of or continuing to retain any such investment.
          2.02-5 The values of all assets in the trust fund shall be reasonably determined by the Trustee at such times as reasonably directed in writing by the Committee. At any time before or after a Special Circumstance, the Trustee shall have the right, when and if reasonably necessary for purposes of carrying out the purposes of this Trust Agreement, to secure confirmation of value by a qualified independent party for all property of the trust fund, including any property to be substituted for other property of the trust fund pursuant to 2.05, but excluding insurance or annuity contracts and publicly-traded property for which market quotations are readily available. Before a Special Circumstance the Company may designate such qualified independent party or parties to determine the fair market value of the assets in the trust fund.
          Any insurance or annuity contracts held in the trust fund shall be valued at their cash surrender values, except for purposes of substituting other property for such Contracts pursuant to 2.05-2. All assets of the trust fund shall be valued at their fair market values net of all liabilities to which the assets are subject.
     2.03 Subtrusts
          2.03-1 Upon direction from the Company, the Trustee shall establish a separate subtrust (“Subtrust”) for each of the Plans to which it shall credit contributions it receives which are earmarked for that Plan and Subtrust. The Trustee shall also establish a separate Subtrust to which it shall credit any contributions it receives which are earmarked to the special reserve for payment of future fees and expenses of the Trustee and future trust fees and expenses for legal and administrative proceedings. Each Subtrust shall reflect an undivided interest in assets of the trust fund and shall not require any segregation of particular assets, except that an insurance or annuity contract covering benefits of a particular Plan shall be held in the Subtrust for the Plan. All contributions shall be designated by the Company for a particular Subtrust.
          2.03-2 The Trustee shall allocate investment earnings and losses and expenses of the trust fund among the Subtrusts in proportion to their balances, except that changes in the value of an insurance contract (including premiums and interest on loans on an insurance contract) shall be allocated to the Subtrust for which it is held. Payments to creditors during Insolvency Administration under 5.02 shall be charged against the Subtrusts in proportion to their balances, except that payment of Plan benefits to a Participant as a general creditor shall be charged against the Subtrust for that Plan.
          2.03-3 Assets allocated to a Subtrust for one Plan may not be utilized to provide benefits under any other Plans until all benefits under such Plan have been paid in full, except that Excess Assets of a Subtrust may be transferred to other Subtrusts pursuant to 2.04-5.
     2.04 Recapture of Excess Assets
          2.04-1 In the event one or more Subtrusts shall hold Excess Assets, the Committee, at its option, may direct the Trustee to return part or all of such Excess Assets to the Company or Companies for which the Subtrust or Subtrusts are maintained.

          2.04-2 “Excess Assets” are assets of a Subtrust exceeding one hundred ten percent (110%) of the amounts described in subparagraphs; (a), (b), (c) and (d) of 2.01-3 determined by the Committee with respect to such Subtrust.
          2.04-3 The calculation required by 2.04-2 shall be based on the terms of the Plans and the actuarial assumptions and methodology set forth in Appendix A. Before a Special Circumstance, the calculation shall be made by the Company or a qualified actuary or consultant selected by the Committee. After a Special Circumstance, the calculation shall be made by a qualified actuary or consultant selected by the Committee with the Written Consent of Participants.
          2.04-4 Excess Assets shall be returned to the Company in any order of priority directed by the Committee.
          2.04-5 If any Subtrust holds Excess Assets, the Committee may direct the Trustee to transfer such Excess Assets to other Subtrusts, either ratably in proportion to the unfunded liabilities to Participants for Plan benefits of all other Subtrusts or first to the other Subtrust(s) with the largest percentage of such unfunded liabilities.
          In determining Excess Assets for a Subtrust each Subtrust for a Plan shall bear its allocable share of the amounts described in subparagraphs (a) and (b) of 2.01-3, which relate to that Plan.
     2.05 Substitution of Other Property
          2.05-1 The Company shall have the power to reacquire part or all of the assets or collateral held in the trust fund at any time, by simultaneously substituting for it other readily marketable property of equivalent value, net of any costs of disposition; provided that, if the trust holds Excess Assets, the property which is substituted shall not be required to be of equivalent value, but only of sufficient value so that the trust will retain Excess Assets of not less than $10,000 after such substitution. The property which is substituted must be among the types of investments authorized under 2.02 and may not be less liquid or marketable or less well secured than the property for which it is substituted, as determined by the Trustee. Such power is exercisable in a nonfiduciary capacity and may be exercised without the approval or consent of Participants or any other person.

          2.05-2 Except for insurance contracts, the value of any assets reacquired under 2.05-1 shall be determined as provided in 2.02-5. The value of any insurance contract reacquired under 2.05-1 shall be the present value of future projected cash flow or benefits payable under the Contract, but not less than the cash surrender value. The projection shall include death benefits based on reasonable mortality assumptions, including known facts specifically relating to the health of the insured and the terms of the Contract to be reacquired. The Trustee may rely on any values provided by the insurer and shall have no duty to review or investigate the values so provided.
          2.05-3 The Company shall pay all costs incurred in valuing the assets of the trust fund pursuant to the Trust Agreement, including any assets to be substituted for other assets of the trust fund pursuant to 2.02-5 and 2.05. If not so paid, these costs shall be paid from the trust fund.
     2.06 Administrative Powers of Trustee
          2.06-1 Subject in all respects to applicable provisions of all applicable law and this Trust Agreement, including but not limited to provisions relating to the investment of the trust fund, the Trustee shall have the rights, powers and privileges of an absolute owner when dealing with property of the trust, including (without limiting the generality of the foregoing) the powers listed below:
     (a) To sell, convey, transfer, exchange, partition, lease, and otherwise dispose of any of the assets of the trust at any time held by the Trustee under this Trust Agreement;
     (b) To exercise any option, conversion privilege or subscription right given the Trustee as the owner of any security held in the trust; to vote any corporate stock either in person or by proxy, with or without power of substitution; to consent to or oppose any reorganization, consolidation, merger, readjustment of financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the trust; and to take any action in connection therewith and receive and retain any securities resulting therefrom;
     (c) To deposit any security with any protective or reorganization committee, and to delegate to such committee such power and authority with respect thereto as the Trustee may deem proper, and to agree to pay out of the trust such portion of the expenses and compensation of such committee as the Trustee, in its discretion, shall deem appropriate;
     (d) To cause any property of the trust to be issued, held or registered in the name of the Trustee as trustee, or in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, or in such form that title will pass by delivery, provided that the records .of the Trustee shall in all events indicate the true ownership of such property, or to deposit any securities held in the trust with a securities depository;
     (e) To renew or extend the time of payment of any obligation due or to become due;
     (f) To commence or defend lawsuits or legal or administrative proceedings; to compromise, arbitrate or settle claims, debts or damages in favor of or against the trust, to deliver or accept, in either total or partial satisfaction of any indebtedness or other obligation, any property; to continue to hold for such period of time as the Trustee may deem appropriate any property so received; and to pay all costs and reasonable attorneys’ fees in connection therewith out of the assets of the trust;
     (g) To foreclose any obligation by judicial proceeding or otherwise;
     (h) To manage any real property in the trust in the same manner as if the Trustee were the absolute owner thereof, including the power to lease the same for such term or terms within or beyond the existence of the trust and upon such conditions as the Trustee may deem proper; and to grant options to purchase or acquire options to purchase any real property;

     (i) To appoint one or more persons or entities as ancillary trustee or sub-trustee for the purpose of investing in and holding title to real or personal property or any interest therein; provided that any such ancillary trustee or sub-trustee shall act with such power, authority, discretion, duties, and functions of the Trustee as shall be specified in the instrument establishing such ancillary trust or sub-trust, including (without limitation) the power, to receive, hold and manage property, real or personal, or undivided interests therein; and the Trustee may pay the reasonable expenses and compensation of such ancillary trustees or sub- trustees out of the trust;
     (j) To hold such part of the assets of the trust uninvested for such limited periods of time as may be necessary for purposes of orderly trust administration or pending required directions, without liability for payment of interest;
     (k) To determine how all receipts and disbursements shall be credited, charged or apportioned as between income and principal, and the decision of the Trustee shall be final and not subject to question by any Participant or beneficiary of the trust; and
     (l) Generally to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the orderly administration or protection of the trust fund; provided, however, that the Trustee shall not be authorized to operate or conduct a trade or business using assets of the trust fund.
          2.06-2 The Company shall from time to time pay taxes (references in this Trust Agreement to the payment of taxes shall include interest and applicable penalties) of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the trust fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the trust fund are not paid by the Company or contested by the Company pursuant to the last sentence of this paragraph, the Trustee shall pay such taxes out of the trust fund. If requested by the Company, the Trustee shall, at the Company’s expense, contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel, but only if it has received an indemnity bond or other security satisfactory to it to pay any expenses of such contest. Alternatively, the Company may itself contest the validity of any such taxes.
          2.06-3 Notwithstanding any provisions in the Plans or this Trust Agreement to the contrary, the Company may direct the Trustee to withhold any benefits payable to a beneficiary as a result of the death of the Participant or any other beneficiary until such time as (a) the Company is able to determine whether a generation-skipping transfer tax, as defined in Chapter 13 of the Code, or any substitute provision therefor, is or may become payable by the Company or Trustee as a result of benefit payments to the beneficiary; and (b) the Company has determined the amount of generation-skipping transfer tax that is or may become due, including interest thereon. If any such tax is or may become payable, the Trustee at the direction of the Company shall reduce the benefits otherwise payable hereunder to such beneficiary by such amounts as the Company or Trustee reasonably believes are necessary to pay any generation-skipping transfer tax and interest thereon which is or may become due.
          Any excess amounts so withheld from a beneficiary, which are not used to pay generation-skipping transfer tax and interest thereon, shall be payable to the beneficiary as soon as there is a final determination of the applicable generation-skipping transfer tax and interest thereon. Whenever any amounts which were withheld are paid to any beneficiary, interest shall be payable by the Company or, upon direction of the Company, from the trust to such beneficiary for the period of time between the date when such amounts would otherwise have been paid to the beneficiary and the date when such amounts are actually paid to the beneficiary after the aforementioned generation-skipping transfer tax determinations are made and the amount of benefits payable to the beneficiary is finally determined. Interest shall be payable at the same rate as provided under 5.03-2.
ARTICLE III
Administration
     3.01 Committee; Company Representatives
          3.01-1 The Committee is the plan administrator for the Plans and has general responsibility to interpret the Plans and determine the rights of Participants and beneficiaries.

          3.01-2 The Trustee shall be given the names and specimen signatures of the members of the Committee and any other Company representatives authorized to take action in regard to the administration of the Plans and this trust. The Trustee shall accept and rely upon the names and signatures until notified of any change. Instructions to the Trustee shall be signed for the Committee, by the Chairman or such other person as the Committee may designate and for the Company by any officer or such other representative as the Company may designate.
     3.02 Payment of Benefits
          3.02-1 Subject to the other provisions of this trust, including but not limited to 3.02-3 hereof, the Trustee shall pay benefits to Participants and beneficiaries on behalf of the Company in satisfaction of its obligations under the Plans. The Trustee shall advise the Company whenever the assets of the trust or Subtrust, other than insurance contracts or amounts needed to pay future premiums or loan interest payments on insurance contracts, are insufficient to make payments of benefits under the Plans to Participants when due. Benefit payments from a Subtrust shall be made in full until the assets of the Subtrust are exhausted. Payments due on the date the Subtrust is exhausted shall be covered pro rata. The Company’s obligation shall not be limited to the trust fund, and a Participant or beneficiary shall have a claim against the Company for any payment not made by the Trustee.
          The Company shall pay benefits directly to Participants and beneficiaries in satisfaction of its obligations under a Plan whenever either (i) the assets of the Subtrust are not then sufficient to satisfy any then applicable contribution or funding requirements imposed under 2.01, or (ii) there are no assets in the Subtrust other than insurance or annuity contracts earmarked for other Participants or beneficiaries. If the Company fails to make any such required payments when due, after 60 days written notice to the Company to permit the Company to make any such payments, the Trustee shall pay benefits to Participants and beneficiaries under any Plan from the assets of the Subtrust for that Plan, if any.
          3.02-2 A Participant’s entitlement to benefits under the Plans shall be determined by the Committee. Any benefit enhancement or right with respect to the Plans, which is provided under employment or severance agreements of Participants, shall be taken into account in making the foregoing determination. Any claim for such benefits shall be considered and reviewed under the claims procedures established for the Plans.
          3.02-3 The Trustee shall make payments in accordance with written directions from the Committee or agent designated by the Committee, except as provided in 3.03. The Trustee may request such directions from the Committee or consultant designated by the Committee. If the Committee or consultant designated by the Committee fails to furnish written directions to the Trustee, within 15 days after receiving a written request for directions from the Trustee, the Trustee shall make payments in accordance with the most recent Payment Schedule furnished to it by the Company or withhold payment until it receives written direction from the Committee.
          The Committee or a third party record-keeper designated by the Committee shall make any required income tax withholding and shall pay amounts withheld to taxing authorities on the Company’s behalf or determine that such amounts have been paid by the Company.
          3.02-4 The Trustee shall use the assets of the trust or any Subtrust to make benefit payments or other payments in the following order of priority:
     (a) Cash contributions from the Company which are specifically designated to enable the Trustee to make such benefit payments or other payments when due;
     (b) Cash and cash equivalents of the trust or Subtrust;
     (c) All taxable investments of the trust or Subtrust (other than cash and cash equivalents and Contracts with Insurers), in such order as the Trustee may determine;
     (d) All non-taxable investments of the trust or Subtrust (other than cash and cash equivalents and Contracts with Insurers), in such order as the Trustee may determine; and
     (e) Contracts with Insurers held in the trust or Subtrust, in such order and manner (for example, making tax-free withdrawals prior to any taxable withdrawals from Contracts) as the Committee may determine. As directed by the Committee, the Trustee shall make tax-free withdrawals prior to any taxable withdrawals from Contracts; shall make withdrawals from Contracts to the premium vanish point before surrendering any Contracts; and shall surrender Contracts, only if necessary, proceeding, in order of Contracts on insureds from the youngest to the oldest ages based on the insured’s age on the date of surrender of the Contract. Notwithstanding the foregoing, the Trustee may use the assets of the trust or any Subtrust in any other order of priority directed by the Committee with the Written Consent of Participants affected thereby.
     3.03 Disputed Claims
          3.03-1 A Participant covered by this Trust whose claim has been denied by the Committee, or who has received no response to the claim within 30 days after submission, may submit the claim to the Trustee. The Trustee shall give written notice of the claim to the Committee. If the Trustee receives no written response from the Committee within 30 days after the date the Committee is given written notice of the claim, the Trustee shall pay the Participant the amount claimed.
     3.04 Records
          3.04-1 The Trustee shall keep complete records on the trust fund open to inspection by the Company, Committee and Participants at all reasonable times. In addition to accountings required below, the Trustee shall furnish to the Company, Committee and Participants any information reasonably requested about the trust fund.
     3.05 Accountings
          3.05-1 The Trustee shall furnish the Company with a complete statement of accounts annually within 60 days after the end of the trust year showing assets and liabilities and income and expense for the year of the trust and each Subtrust. The Trustee shall also furnish the Company with accounting statements at such other times as the Company may reasonably request. The form and content of the statement of accounts shall be sufficient for the Company to include in computing its taxable income and credits the income, deductions and credits against tax that are attributable to the trust fund.

          3.05-2 The Company may object to an accounting within 180 days after it is furnished and require that it be settled by audit by a qualified, independent certified public accountant. The auditor shall be chosen by the Trustee from a list of at least five such accountants furnished by the Company at the time the audit is requested. Either the Company or the Trustee may require that the account be settled by a court of competent jurisdiction, in lieu of or in conjunction with the audit. All expenses of any audit or court proceedings, including reasonable attorneys’ fees, shall be allowed as administrative expenses of the trust.
          3.05-3 If the Company does not object to an accounting within the time provided, the account shall be settled for the period covered by it.
          3.05-4 When an account is settled, it shall be final and binding on all parties, including all Participants and persons claiming through them.
     3.06 Expenses and Fees
          3.06-1 The Trustee shall be reimbursed for all reasonable expenses and shall be paid a reasonable fee fixed by agreement with the Company from time to time. No increase in the fee shall be effective before 60 days after the Trustee gives written notice to the Company of the increase. The Trustee shall notify the Company periodically of expenses and fees.
          3.06-2 The Company shall pay trustee and other administrative and valuation fees and expenses incurred pursuant to this Trust Agreement, including reasonable fees for legal counsel in the event the Trustee deems it necessary or proper to obtain the advice of counsel. If not so paid, these fees and expenses shall be paid from the trust fund. The cost of any litigation relating to this trust shall be an administrative expense.
ARTICLE IV
Liability
     4.01 Indemnity
          4.01-1 Subject to such limitations as may be imposed by applicable law, the Company shall indemnify and hold harmless the Trustee from any claim, loss, liability or expense arising from any action or inaction in administration of this trust based on direction or information received from the Company, Committee or any Investment Manager; provided, however, that the foregoing indemnity shall not apply to any such claims, losses, liabilities or expenses arising from willful misconduct or bad faith of the Trustee.
     4.02 Bonding
          4.02-1 The Trustee need not give any bond or other security for performance of its duties under this trust.
ARTICLE V
Insolvency
     5.01 Determination of Insolvency
          The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (1) the Company is unable to pay its debts as they become due, or (2) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
     5.02 Rights of Creditors
          At all times during the continuance of this Trust, as provided in Section 1.02 hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.
          5.02-1 The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.
          5.02-2 Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the

Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.
     5.03 Effect of Insolvency
          If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants under the Plans or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.
     5.04 Termination of Insolvency Status
          The Trustee shall resume the payment of benefits to Participants under the Plans or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent). Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 5.03 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.
     5.05 Creditors’ Claims During Solvency
          5.05-1 During periods of Solvency the Trustee shall hold the trust fund exclusively to pay Plan benefits and fees and expenses of the trust until all benefits under all Plans have been paid. Creditors of the Company shall not be paid during Solvency from the trust fund, which may not be seized by or subjected to the claims of such creditors in any way.

     5.05-2 A period of Solvency is any period not covered by 5.02.
ARTICLE VI
Successor Trustees
     6.01 Resignation and Removal
          6.01-1 The Trustee may resign at any time by notice to the Company, which shall be effective 60 days after such notice is given, unless the Company and the Trustee agree otherwise.
          6.01-2 The Trustee may be removed by the Company on 60 days written notice or such shorter notice as may be accepted by the Trustee. However, after a Special Circumstance the Trustee may be removed only with the Written Consent of Participants.
          6.01-3 When resignation or removal is effective, the Trustee shall begin transfer of assets to the successor Trustee immediately. The transfer shall be completed within 60 days, unless the Company extends the time limit.
          6.01-4 If the Trustee resigns or is removed, the Company shall appoint a successor by the effective date of resignation or removal under 6.01-1 or 6.01-2. After a Special Circumstance a successor Trustee may be appointed only with the Written Consent of Participants. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with such court proceeding shall be allowed as administrative expenses of the trust.
     6.02 Appointment of Successor
          6.02-1 The Company may appoint any national or state bank or trust company that is unrelated to the Company as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, which shall have all of the rights and powers of the former Trustee, including ownership rights in the trust assets. The former Trustee shall execute any instruments necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer. After a Special Circumstance a successor Trustee may be appointed only with the Written Consent of Participants.
          6.02-2 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing trust assets, subject to the other provisions of this Trust Agreement. The successor Trustee shall not be responsible for, and the Company shall indemnify and hold harmless the successor Trustee from any claim or liability because of, any action or inaction of any prior Trustee or any other past event, any existing condition or any existing assets.
     6.03 Accountings; Continuity
          6.03-1 A Trustee who resigns or is removed shall submit a final accounting to the Company as soon as practicable. The accounting shall be received and settled as provided in 3.05 for regular accountings.
          6.03-2 No resignation or removal of the Trustee or change in identity of the Trustee for any reason shall cause a termination of the Plans or this trust.
ARTICLE VII
General Provisions
     7.01 Interests Not Assignable
          7.01-1 The interest of a Participant in the trust fund may not be assigned, pledged or otherwise encumbered, seized by legal process, transferred or subjected to the claims of the Participant’s creditors in any way.
          7.01-2 The Company may not create a security interest in the trust fund in favor of any of its creditors. The Trustee shall not make payments from the trust fund of any amounts to creditors of the Company other than Participants, except as provided in 5.02.
          7.01-3 The Participants shall have no interest in the assets of the trust fund beyond the right to receive payment of Plan benefits and reimbursement of expenses from such assets subject to the instructions during Insolvency referred to in 5.02. During Insolvency Administration the Participants’ rights to trust assets shall not be superior to those of any other general creditors of the Company.

     7.02 Amendment
          7.02-1 The Company and the Trustee may amend this Trust Agreement at any time, except to make it revocable, after it has become irrevocable, by a written instrument executed by both parties. Except as provided below, any such amendment after a Special Circumstance or more than two years after February 12, 1992 may be made only with the Written Consent of Participants. Notwithstanding the foregoing, any such amendment may be made by written agreement of the Company and the Trustee without the Written Consent of Participants if such amendment will not have a material adverse effect on the rights of any Participant hereunder or, prior to a Special Circumstance, is necessary to comply with any laws, regulations or other legal requirements.
     7.03 Applicable Law
          7.03-1 THIS TRUST SHALL BE GOVERNED, CONSTRUED AND ADMINISTERED ACCORDING TO THE LAWS OF THE STATE OF TEXAS, EXCEPT AS PREEMPTED BY ERISA.
     7.04 Agreement Binding on All Parties
          7.04-1 This Trust Agreement shall be binding upon the heirs, personal representatives, successors and assigns of any and all present and future parties.
     7.05 Notices and Directions
          7.05-1 Any notice or direction under this Trust Agreement shall be in writing and shall be deemed given when actually delivered or, if mailed, when deposited postpaid as first-class mail. Mail to a party shall be directed to the address stated below or to such other address as either party may specify by notice to the other party. Notices to the Committee shall be sent to the address of the Company. Notices to Participants who have submitted claims under 3.03 shall be mailed to the address shown in the claim submission. Until notice is given to the contrary, notices to the Company and the Trustee shall be addressed as follows:

Company:	Pier 1 Imports, Inc.
100 Pier 1 Place
Fort Worth, Texas 76102
Attention: General Counsel

Trustee:	Wachovia Bank National Association
Executive Benefits Group
One West Fourth Street NC 6251
Winston – Salem, North Carolina 27101
Attention: Account Officer for Pier 1 Imports
     7.06 No Implied Duties
          7.06-1 The duties of the Trustee shall be those stated in this trust, and no other duties shall be implied.
     7.07 Gender. Singular and Plural
          7.07-1 All pronouns and any variations thereof shall be deemed to refer to the masculine or feminine, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.
ARTICLE VIII
INSURER
     8.01 Insurer Not a Party
          8.01-1 The Insurer shall not be deemed to be a party to this Trust Agreement, and its obligations shall be measured and determined solely by the terms of its Contracts and other agreements executed by it.
     8.02 Authority of Trustee
          8.02-1 The Insurer shall accept the signature of the Trustee on any documents or papers executed in connection with such Contracts. Such signature shall be conclusive proof to the Insurer that the person on whose life an application is being made is eligible to have such Contract issued on his life and is eligible for a Contract of the type and amount requested.
     8.03 Contract Ownership
          8.03-1 The Insurer shall deal with the Trustee as the sole and absolute owner of the trust’s interests in such Contracts and shall have no obligation to inquire whether any action or failure to act on the part of the Trustee is in accordance with or authorized by the terms of the Plans or this Trust Agreement.
     8.04 Limitation of Liability:
          8.04-1 The Insurer shall be fully discharged from any and all liability for any action taken or any amount paid in accordance with the direction of the Trustee and shall have no obligation to see to the proper application of the amounts so paid. The Insurer shall have no liability for the operation of this Trust Agreement or the Plans, whether or not in accordance with their terms and provisions.
     8.05 Change of Trustee
          8.05-1 The Insurer shall be fully discharged from any and all liability for dealing with a party or parties indicated on its records to be the Trustee until such time as it shall receive at its home office written notice of the appointment and qualification of a successor Trustee.
          IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Agreement to be executed by their respective duly authorized officers as of the date set forth on page 1 above.

PIER 1 IMPORTS (U.S.), INC.,	PIER 1 IMPORTS, INC.,
a Delaware corporation	a Delaware corporation

By	By

Its	Its

TRUSTEE:
PIER 1 SERVICES COMPANY	WACHOVIA BANK NATIONAL
ASSOCIATION

By Pier 1 Holdings, Inc.
Its Managing Trustee

By	By

Its	Its

APPENDIX A
Assumptions and Methodology for
Calculations Required Under 2.01 and 2.04
1.	The liability for benefits under each Plan will be calculated using the following two different assumptions as to when Participants terminate service:
(a)	As of the applicable date under 2.01-3 or 2.04.

(b)	24 months after the applicable date, assuming future compensation continues at current levels, and future deferrals under deferred compensation plans continue pursuant to prior elections.
The liability for accrued benefits under each Plan will be the greater of the liabilities calculated in accordance with (a) and (b) above.
2.	Calculations will be based upon the most valuable optional form of payment available to the Participant.
3.	The liability for benefits under deferred compensation or defined contribution Plans shall be equal to the deferral or other account balances (vested and unvested) of Participants as of the applicable date, plus projected deferrals expected to be made within 24 months after the applicable date pursuant to prior elections. Account balances of Participants under a Plan shall be calculated based on crediting the highest rate of interest which may become payable to Participants under the Plan.
4.	The liability for benefits under other Plans shall be equal to the present value of accrued benefits (vested and unvested) of Participants as of the relevant dates under l (a) or (b) above, discounted to the applicable date at a percentage per annum equal to that percentage used by the Pension Benefit Guaranty Corporation in determining the present value of accrued benefits in connection with the termination of defined benefit plans (referred to in this Appendix A as the “PBGC Rate”).
5.	The liability for benefits under all Plans shall also include the present value (discounted to the applicable date at 5% per annum) of any survivor benefits which exceed the account balances or other accrued benefits of Participants and are not covered by death benefits payable under insurance contracts held in the trust.
6.	No mortality is assumed prior to the commencement of benefits, except for purposes of calculating any additional accrued liability under 5 above. Future mortality is assumed to occur in accordance with the 1983 Group Annuity Table Male Rates after the commencement of benefits.
7.	The present value of amounts under subparagraphs (a), (c) and (d) of 2.01-3 shall be determined using the PBGC Rate.

8.	Where left undefined above, calculations will be performed in accordance with generally accepted actuarial principles.